Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Sprint Capital Note-Backed Series 2003-17

*CUSIP:	21988K404	Class	A-1
	21988KAC1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 17, 2014.

INTEREST ACCOUNT

Balance as of May 15, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of June 17, 2014 Call Price received on June 17, 2014 Call Date upon exercise of Call Warrants by certain of the holders thereof		$155,555.56

LESS:
Distribution of interest cash to Class A-1 Holders on June 17, 2014 Call Date	-$	155,555.56
**Distribution of interest cash to Class A-2 Holders on June 17, 2014 Call Date	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of June 17, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of May 15, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of June 17, 2014 Call Price received on June 17, 2014 Call Date upon exercise of Call Warrants by certain of the holders thereof		$25,000,000.00

LESS:
Distribution of principal cash to Class A-1 Holders on June 17, 2014 Call Date	-$	25,000,000.00
**Distribution of principal cash to Class A-2 Holders on June 17, 2014 Call Date	-$	0.00
Distribution of $25,455,000 principal amount of underlying securities to exercising Call Warrants Holders on June 17, 2014	-$	0.00
Balance as of June 17, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF June 17, 2014

Principal Amount	Title of Security

$0	Sprint Capital Corporation 6.875% Notes due November 15, 2028
*CUSIP: 852060AD4

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.
**	The Class A-2 Certificates are principal-only Certificates and will not receive payment of interest. As set forth in the Trust Agreement, the Call Price for each related Call Date, in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, is $0.